                                                                    EXHIBIT 99.1

                      PAN PACIFIC RETAIL PROPERTIES, INC.

                                     PROXY

              SPECIAL MEETING OF STOCKHOLDERS -- NOVEMBER 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, as a holder of Common Stock of Pan Pacific Retail Properties, Inc. ("Pan Pacific"), hereby appoints Mr. Stuart A. Tanz and Dr. Mark J. Riedy or either of them, as proxies, each with full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of Pan Pacific which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on November 9, 2000 at 10:00 A.M., or any adjournment or postponement thereof, and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. If any other business is presented at the Special Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the proxies named above.

1. To approve the merger of WPT, Inc., a California corporation (which will be the successor of Western Properties Trust, a California real estate investment trust, as a result of the incorporation of Western Properties Trust immediately before the merger) with and into Pan Pacific, including the issuance of shares of Pan Pacific common stock in connection with the merger, substantially in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of August 21, 2000, between Pan Pacific and Western Properties Trust.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. To approve an amendment to the 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. which would increase the number of shares of Pan Pacific common stock reserved for issuance under the Plan from 489,971 to 1,786,695.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


3. In their discretion, the proxies named herein are authorized to vote upon any other matter that may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

    The Board of Directors recommends a vote "FOR" the merger proposal and the proposal to amend the 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE





                                                        ------------------------
                                                              ACCOUNT NUMBER

                                                 Please mark, date and sign as
                                                 your name appears hereon. If
                                                 acting as executor,
                                                 administrator, trustee,
                                                 guardian, etc., you should so
                                                 indicate when signing. If the
                                                 signer is a corporation, please
                                                 sign the full corporate name,
                                                 by a duly authorized officer
                                                 and indicate the title of such
                                                 officer. If shares are held
                                                 jointly, each stockholder named
                                                 should sign. If you receive
                                                 more than one proxy card,
                                                 please date and sign each card
                                                 and return all proxy cards in
                                                 the enclosed envelope.

                                                 Dated: ________________, 2000

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                            Signature

                                                 PLEASE DATE, SIGN AND MAIL THIS
                                                 PROXY IN THE ENCLOSED ENVELOPE.